                                                                    EXHIBIT 3.01

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                              A&R MATERIALS, INC.

     James E. Alexander and Joe Friscia certify that:

     1. They are the President and the Secretary, respectively of A&R Materials, Inc., a California Corporation.

     2. The Articles of Incorporation of this corporation are amended and restated to read as set forth in Annex "A" hereto.
                                 ---------

     3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of the corporation entitled to vote is 10,664,333 shares of Common Stock. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our knowledge.

Dated:  September   , 1996



-----------------------------
James E. Alexander, President

-----------------------------
Joe Friscia, Secretary

                                                                         Annex A

                      RESTATED ARTICLES OF INCORPORATION



                                   ARTICLE I

     The name of this corporation is: Isonics Corporation.

                                  ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     The aggregate number of shares of capital stock which this corporation shall be authorized to issue is One Hundred Million Two Hundred Thousand (100,200,000), which shall consist of:

          (a) One Hundred Million (100,000,000) shares which shall be designated as Common Stock, $1.00 par value per share;

          (b) One Hundred Thousand (100,000) shares which shall be designated as Class A Preferred Stock; and

          (c) One Hundred Thousand (100,000) shares which shall be designated as Class B Preferred Stock.

                                  ARTICLE IV

          (a) The shares of each and any class of this corporation's preferred stock may be issued from time to time in one or more series, and the board of directors is authorized to fix the number of shares of any such series and to determine the designation of any such series. The board of directors may determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of any class of preferred stock. As to any series of any class of preferred stock, the board of directors may increase or decrease (but not below the number of shares then outstanding) the number of shares of such series subsequent to the issuance of shares of that series.

          (b) A series of Class A Non-Voting Preferred Stock is hereby authorized as set forth in this subparagraph (b) with the following rights, preferences, restrictions and other terms:

I.   Title of Series and Number of Shares.
     ------------------------------------

     A.   Title of Series.  The series of the Class A Preferred Stock shall be
          ---------------
designated and known as the "Class A, Series 1 Nonvoting Preferred Stock" (hereinafter referred to as the "Class A, Series 1 Preferred Stock").

     B.   Number of Shares in the Series.  The number of shares constituting the
          ------------------------------
Class A, Series 1 Preferred Stock shall be an aggregate of 3,750 shares.

II.  Rights, Preferences, Restrictions and Other Matters.
     ---------------------------------------------------

     A.   Dividends.  The holders of record of the outstanding shares of Class
          ---------
A, Series 1 Preferred Stock on the date 30 days prior to each dividend payment date shall be entitled to receive, out of any funds legally available therefor, noncumulative dividends at a rate per annum equal to $1.60 per share, which dividends shall be payable in cash quarter-annually in advance on the 31st day of March, the 30th day of June, the 30th day of September and the 31st day of December in each year, when and as declared by the Board of Directors, commencing January 1, 1995. Such dividends shall be non-cumulative and shall not accrue; provided, however, that, with respect to any particular calendar year, such dividends shall be paid or set apart for payment before the payment of any dividends on the Common Stock of the Corporation.

     B.   Redemption.  The Class A, Series 1 Preferred Stock may be redeemed, in
          ----------
whole or in part, at the option of the Corporation, out of funds legally available therefor, by resolution of its Board of Directors, at any time and from time to time on or after January 1, 1996, at $40.00 per share.

          (1) If less than the entire amount of Class A, Series 1 Preferred Stock outstanding is to be redeemed at any one time, the Corporation shall select the shares to be redeemed by lot such that, to the maximum extent feasible, all shares of Class A, Series 1 Preferred Stock owned by a particular holder will be redeemed if any are redeemed.

          (2) Not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption of the Class A, Series 1 Preferred Stock or any part thereof, a notice specifying the time, place and redemption price thereof shall be given by first class mail, postage prepaid, to the holders of record of the shares of Class A, Series 1 Preferred Stock to be redeemed at their respective addresses as the same shall appear on the stock books of the Corporation. No defect in such notice nor any defect in the mailing thereof shall in and of itself affect the validity of the proceedings for redemption, except as to any holder to whom the Corporation has failed to mail such notice, or as to whom the notice was defective.

          (3) If, on or prior to the date fixed for such redemption, the Corporation shall deposit with any bank or trust company in the State of California as a trust fund a sum sufficient to redeem the shares of Class A, Series 1 Preferred Stock thus called for redemption, with irrevocable instructions and authority to such bank or trust company to pay, on and after the date fixed for redemption, the redemption price of the Class A, Series 1 Preferred Stock thus called for redemption to the respective holders thereof upon the surrender of their share certificates, then from and after the later of the date of such deposit or the date fixed for redemption, the Class A, Series 1 Preferred Stock so called shall be deemed to be redeemed. The deposit shall be deemed to constitute full payment for the shares of Class A, Series 1 Preferred Stock thus called for redemption and from and after the later of the date of such deposit or the date fixed for redemption, such shares shall be deemed to be no longer outstanding, and the holders thereof (to whom notice has been given in accordance with subparagraph (2) of this Paragraph B) shall cease to be shareholders of the Corporation with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares without interest, upon surrender of their certificates therefor. No interest shall be allowed or paid to the holders of the redeemed Class A, Series 1 Preferred Stock on the funds so deposited, and any such interest earned thereon shall be paid by such bank or trust company from time to time on demand to the Corporation.

          (4) All shares of Class A, Series 1 Preferred Stock redeemed pursuant to this Paragraph B shall assume the status of authorized but unissued shares of Class A, Series 1 Preferred Stock, subject to reissuance by the Corporation as shares of Class A, Series 1 Preferred Stock.

     C.   Voting Rights.  The holders of the Class A, Series 1 Preferred Stock
          -------------
shall not be entitled to vote on any matter, except as otherwise required by law in effect at the time of such vote.

     D.   Liquidation Preference.  In the event of the liquidation, dissolution
          ----------------------
or winding up of the affairs of the Corporation, whether voluntary or otherwise, the rights, powers, designations and preferences, and the qualifications, restrictions and limitations thereof, of the holders of Class A, Series 1 Preferred Stock shall be as follows:

          (1) The holders of Class A, Series 1 Preferred Stock shall be entitled to receive out of the assets of the Corporation, except as otherwise provided hereinafter, before any assets of the Corporation shall be distributed among or paid over to the holders of the Common Stock of the Corporation, whether such liquidation, dissolution or winding up is voluntary or involuntary, the amount of $5.00 per share.

          (2) If the assets of the Corporation available for distribution with respect to the Class A, Series 1 Preferred Stock are not sufficient to provide to the holders of Class A, Series 1 Preferred Stock the full payment specified in subparagraph (1) above (the "liquidation preference" of each share of Class A, Series 1 Preferred Stock) and to provide to the holders of any other series of Class A Preferred Stock having liquidation rights in parity with the liquidation rights of the Class A, Series 1 Preferred Stock the full amounts payable for shares of such series upon such liquidation, dissolution or winding up as specified for such series by the Board of Directors in connection with the creation of such series (the "liquidation preference" of each share of such series of Class A Preferred Stock), then such assets shall be distributed pro rata, according to their respective liquidation preferences, to the holders of all such series of Class A Preferred Stock. If, after distributing or providing to the holders of all such series of Class A Preferred Stock the full liquidation preference of each share of each such series of Class A Preferred Stock, the Corporation has assets available for distribution with respect to its Common Stock, then such assets shall be distributed pro rata, according to the number of shares held, to the holders of Common Stock and the holders of all such series of Class A Preferred Stock.

          (3) Neither the merger nor the consolidation of this Corporation with or into another corporation, nor the merger or consolidation of any other corporation with or into this Corporation, nor the sale, lease or conveyance of all or part of this Corporation's assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this Paragraph D.

     E.   Conversion Rights:
          ------------------

          (1) The holder of record of all, but not less than all, of the then-outstanding shares of Class A, Series 1 Preferred Stock shall have the right, at his option at any time on or after January 1, 1996 (except that conversion rights with respect to shares called for redemption shall terminate at the close of business on the fifth day prior to the specified redemption date), to convert all, but not less than all, of the then-outstanding shares of Class A, Series 1 Preferred Stock into fully paid and non assessable shares of Common Stock of the Corporation, at the conversion rate of ten (10) shares of Class A, Series 1 Preferred Stock for one thousand one hundred eleven (1,111) shares of Common Stock (the "Conversion Rate"), upon payment to the Corporation of an amount equal to $5.00 per share of Class A, Series 1 Preferred Stock to be converted; provided, however, that the Conversion Rate shall be subject to adjustment, as provided in subparagraph (2) below.

          (a) In order to convert shares of Class A, Series 1 Preferred Stock into Common Stock, the holder thereof shall (i) surrender the certificate or certificates representing all then-outstanding shares of Class A, Series 1 Preferred Stock, duly endorsed to the Corporation, at the Corporation's principal office, (ii) deliver to the Corporation, at such office, cash or a bank cashier's check payable to the Corporation in an amount (hereinafter referred to as the "Conversion Price") equal to the product of (x)

$5.00 times (y) the aggregate number of shares of Class A, Series 1 Preferred Stock then outstanding, and (iii) give written notice to the Corporation at said office that he elects to convert all then-outstanding shares of Class A, Series 1 Preferred Stock, setting forth his name and tax identification number.

          (b) The Corporation shall make no payment or adjustment on account of declared and unpaid dividends, if any, on the shares of Class A, Series 1 Preferred Stock surrendered for conversion, but if the holder surrenders Class A, Series 1 Preferred Stock for conversion between the record date for the payment of a dividend and the next dividend payment date (unless a redemption date with respect thereto occurs during such period), such Class A, Series 1 Preferred Stock when surrendered for conversion must be accompanied by payment of an amount equal to the dividend thereon which the holder of record on such record date is to receive.

          (c) As promptly as practicable after the surrender for conversion of all then-outstanding shares of Class A, Series 1 Preferred Stock, the Corporation shall deliver or cause to be delivered at its principal office to the holder of such shares of Class A, Series 1 Preferred Stock, a certificate or certificates representing the shares of Common Stock issuable upon such conversion, issued in the name of such holder, subject to the right of the Corporation, at its option, to pay cash in lieu of the issuance of any fraction of a share of Common Stock as provided in subparagraph (d) hereof. Shares of Class A, Series 1 Preferred Stock shall be deemed to have been converted as of the close of business on the date on which the Corporation receives the surrender of such shares for conversion and the payment of the Conversion Price as provided above, if the stock books of the Corporation are open on that date, and if they are not, then as of the close of business on the first date on which they are open after the surrender of such shares for conversion and the payment of the Conversion Price. At and after the time when the shares of Class A, Series 1 Preferred Stock shall be deemed to have been converted, the person who surrendered such shares shall no longer have any rights to such Class A, Series 1 Preferred Stock (except to receive dividends if such shares are surrendered between the record date for the payment of a dividend and the next dividend payment date) and such person shall be treated for all purposes as having become the record holder of Common Stock at such time.

          (d) The Corporation may, but shall not be obligated to, issue fractions of shares of Common Stock upon the conversion of shares of Class A, Series 1 Preferred Stock. If any interest in a fractional share of Common Stock would otherwise be deliverable upon conversion of shares of Class A, Series 1 Preferred Stock, the Corporation may, at its option, as determined from time to time by the Board of Directors, make adjustment for such fractional share interest by payment of an amount of cash equal to the same fraction of the market value of a full share of Common Stock of the Corporation. For such purpose, the market value of a share of Common Stock shall be the closing sale price of a share of Common Stock (or, if not available, the last quoted bid price per share of the Common Stock) on the last day preceding the date of the conversion of such shares of Class A, Series 1 Preferred Stock of the Common Stock is then quoted on the NASDAQ, or if the Common Stock is then listed or admitted to trading on a national securities exchange, the last recorded sale price regular way of a share of such stock on such exchange on the last trading day preceding the date of the conversion of such shares of Class A, Series 1 Preferred Stock, or if there were no such sales or bids on such day, or if the Common Stock is neither listed on a national securities exchange nor quoted on NASDAQ, such market value of the Common Stock shall be that value which the Board of Directors determines (in good faith in accordance with generally accepted valuation principles and such other factors as the Board of Directors deems relevant) to be the market value of the Common Stock, which determination shall be conclusive.

          (e) The Corporation shall at all times reserve for issuance such number of shares of Common Stock, either authorized but unissued or treasury shares, as shall be issuable upon the conversion of all outstanding shares of Class A, Series 1 Preferred Stock.

          (2) The Conversion Rate shall be adjusted, rounded to the nearest one-thousandth (.001) of a share, from time to time, only to the following extent:

          (a) Whenever the Corporation shall, at any time, (i) declare or pay a dividend to the holders of it shares of Common Stock in shares of its Common Stock, or in other securities convertible into shares of Common Stock, (ii) split the outstanding shares of its Common Stock into a greater number of outstanding shares of Common Stock, (iii) combine the outstanding shares of its Common Stock into a smaller number of outstanding shares of Common Stock, (iv) pursuant to a reclassification of the outstanding shares of Common Stock issue any shares of capital stock of the Corporation in exchange for the outstanding shares of Common Stock (all shares so issued being included in the term "Common Stock" as used in this Paragraph E), the Conversion Rate in effect immediately prior to the effective date of such action shall be adjusted effective at the opening of business on the next following business day, so that a holder of all then-outstanding shares of Class A, Series 1 Preferred Stock shall thereafter be entitled to receive upon the conversion of such shares the number of shares of Common Stock which he would have held had such shares of Class A, Series 1 Preferred Stock been converted immediately prior to the effective date of such action. For purposes of this subparagraph (a), the effective date for any stock dividend referred to in clause (i) above shall be deemed to be the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend.

          (b) If the Corporation shall, at any time, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the "current market price" per share of the Common Stock (as determined pursuant to subparagraph (d) below on the date of issuance of such rights or warrants), then the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction whose numerator shall be the sum of (x) the number of shares of Common Stock outstanding on such date of issuance plus (y) the number of shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible) and whose denominator shall be the sum of (x) the number of shares of Common stock outstanding on such date of issuance plus (z) the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate offering price of the convertible securities so offered) would purchase at such "current market price." Subject to this subparagraph (b), such adjustment shall be made whenever such rights or warrants are issued and shall be retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any of such rights or warrants are not exercised prior to the expiration thereof, then as of such expiration the Conversion Rate shall be readjusted pursuant to this subparagraph (b) to the Conversion Rate determined on the basis of the number of rights or warrants actually exercised.

          (c) If the corporation shall, at any time, distribute to all holders of its Common Stock evidences of its indebtedness or assets or rights to subscribe for or warrants to purchase (excluding those referred to in the immediately preceding subparagraph) shares of Common Stock, then in each such case the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction whose numerator shall be the "current market price" per share of the Common Stock on the date of distribution and whose denominator shall be the difference of (x) the "current market price" per share of the Common Stock on such date of distribution less
(y) the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock.
Subject to this subparagraph (c), such adjustment shall be made whenever any such distribution is made and shall be retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (d) For purposes of any computation under (b) and (c) of this subparagraph E(2), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing sale prices of a share of Common Stock (or, if not available, the average of the daily last quoted bid prices per share of the Common Stock) for the 30 consecutive business days selected by the Corporation commencing not more than 45 business days before the day in question if the Common Stock is then quoted on the NASDAQ, or if the Common Stock is then listed or admitted to trading on a national securities exchange, the average of the daily last recorded sale prices regular way of a share of such stock on such exchange for the 30 consecutive business days selected by the Corporation commencing not more than 45 business days before the day in question, or if there were not 30 consecutive business days of sales or bids during such 45 business day period, or if the Common Stock is neither listed on a national securities exchange nor quoted on NASDAQ, such market value of the Common Stock shall be that value which the Board of Directors determines (in good faith in accordance with generally accepted valuation principles and such other factors as the Board of Directors deems relevant) to be the market value of the Common Stock, which determination shall be conclusive.

          (e) In addition to the adjustments described in the foregoing subparagraphs, the Corporation may make such adjustments in the Conversion Rate as the Board of Directors, in its discretion, may determine so as to increase the number of shares issuable on conversion in order that any event treated for federal income tax purposes as a dividend shall not be taxable to the recipients.

          (f) Notwithstanding any other provision hereof, no adjustment in the Conversion Rate shall be made unless such adjustment would require an increase or decrease of at least one-thousandth (.001) of a share; provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (g) Whenever there is an adjustment in the Conversion Rate, as provided herein, the Corporation shall promptly cause a notice disclosing such adjustment to be mailed to the holder of record of all then-outstanding shares of Class A, Series 1 Preferred Stock at the close of business on the day preceding the effective date of such adjustment.


     F.   Additional Notice Provisions.
          ----------------------------

          (1)  In case:

          (a) the Corporation shall propose to pay any dividend on its Common Stock in stock or to make any other distribution other than cash dividends, to the holders of its Common Stock; or

          (b) the Corporation shall propose to offer to the holders of its Common Stock rights to subscribe to any additional shares of any class or any other rights or options; or

          (c) the Corporation shall propose to effect any reclassification of its Common Stock or to effect any capital reorganization, or shall propose to consolidate with or merge into another corporation, or to sell, transfer or otherwise dispose of all or substantially all of its property, assets or business; or

          (d) the Corporation shall propose to liquidate, dissolve or wind-up, then in each such case, the Corporation shall mail to the holder of all then-outstanding shares of Class A, Series 1 Preferred Stock, at such holder's address then appearing on the record books of the Corporation (x) at least 10 days' prior written notice of the date on which the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights and (y) in the case of any such reclassification, reorganization, consolidation, merger, sale, disposition, liquidation, dissolution or winding up, at least 10 days' prior written notice of the date or the estimated date when the same shall take place. Such notice in accordance with the foregoing clause (x) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (y) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, disposition, liquidation, dissolution or winding up, as the case may be.

     The notice required by this Paragraph F shall not be applicable to shares or rights issued to any person in connection with his employment nor to shares issued to shareholders of the Corporation in accordance with any dividend reinvestment plan.

     No defect in such notice nor any defect in the mailing thereof shall in and of itself affect the validity of the proceedings applicable thereto.


     (c) A series of Class A Non-Voting Preferred Stock is hereby authorized as set forth in this subparagraph (c) with the following rights, preferences restrictions and other terms:

I.   Title of Series and Number of Shares.
     -------------------------------------

     A. The series of the Class A Preferred Stock shall be designated and known as the "Class A, Series 2 Nonvoting Preferred Stock" (hereinafter referred to as the "Class A, Series 2 Preferred Stock").

     B.   Number of Shares in the Series.  The number of shares constituting the
          ------------------------------
Class A, Series 2 Preferred Stock shall be an aggregate of 2,500 shares.

II.  Rights, Preferences, Restrictions and Other Matters.
     ---------------------------------------------------

     A.   Dividends.  The holders of record of the outstanding shares of Class
          ---------
A, Series 2 Preferred Stock on the date 30 days prior to each dividend payment date shall be entitled to receive, out of any funds legally available therefor, noncumulative dividends at a rate per annum equal to $1.60 per share, which dividends shall be payable in cash quarter-annually in advance on the 31st day of March, the 30th day of June, the 30th day of September and the 31st day of December in each year, when and as declared by the Board of Directors, commencing January 1, 1995. Such dividends shall be non-cumulative and shall not accrue; provided, however, that, with respect to any particular calendar year, such dividends shall be paid or set apart for payment before the payment of any dividends on the Common Stock of the Corporation.

     B.   Redemption.  The Class A, Series 2 Preferred Stock may be redeemed, in
          ----------
whole or in part, at the option of the Corporation, out of funds legally available therefor, by resolution of its Board of Directors, at any time and from time to time on or after January 1, 1996, at $40.00 per share.

          (1) If less than the entire amount of Class A, Series 2 Preferred Stock outstanding is to be redeemed at any one time, the Corporation shall select the shares to be redeemed by lot such that, to the maximum extent feasible, all shares of Class A, Series 2 Preferred Stock owned by a particular holder will be redeemed if any are redeemed.

          (2) Not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption of the Class A, Series 2 Preferred Stock or any part thereof, a notice specifying the time, place and redemption price thereof shall be given by first class mail, postage prepaid, to the holders of record of the shares of Class A, Series 2 Preferred Stock to be redeemed at their respective addresses as the same shall appear on the stock books of the Corporation. No defect in such notice nor any defect in the mailing thereof shall in and of itself affect the validity of the proceedings for redemption, except as to any holder to whom the Corporation has failed to mail such notice, or as to whom the notice was defective.

          (3) If, on or prior to the date fixed for such redemption, the Corporation shall deposit with any bank or trust company in the State of California as a trust fund a sum sufficient to redeem the shares of Class A, Series 2 Preferred Stock thus called for redemption, with irrevocable instructions and authority to such bank or trust company to pay, on and after the date fixed for redemption, the redemption price of the Class A, Series 2 Preferred Stock thus called for redemption to the respective holders thereof upon the surrender of their share certificates, then from and after the later of the date of such deposit or the date fixed for redemption, the Class A, Series 2 Preferred Stock so called shall be deemed to be redeemed. The deposit shall be deemed to constitute full payment for the shares of Class A, Series 2 Preferred Stock thus called for redemption and from and after the later of the date of such deposit or the date fixed for redemption, such shares shall be deemed to be no longer outstanding, and the holders thereof (to whom notice has been given in accordance with subparagraph (2) of this Paragraph B) shall cease to be shareholders of the Corporation with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares without interest, upon surrender of their certificates therefor. No interest shall be allowed or paid to the holders of the redeemed Class A, Series 2 Preferred Stock on the funds so deposited, and any such interest earned thereon shall be paid by such bank or trust company from time to time on demand to the Corporation.

          (4) All shares of Class A, Series 2 Preferred Stock redeemed pursuant to this Paragraph B shall assume the status of authorized but unissued shares of Class A, Series 2 Preferred Stock, subject to reissuance by the Corporation as shares of Class A, Series 2 Preferred Stock.

     C.   Voting Rights.  The holders of the Class A, Series 2 Preferred Stock
          -------------
shall not be entitled to vote on any matter, except as otherwise required by law in effect at the time of such vote.

     D.   Liquidation Preference.  In the event of the liquidation, dissolution
          ----------------------
or winding up of the affairs of the Corporation, whether voluntary or otherwise, the rights, powers, designations and preferences, and the qualifications, restrictions and limitations thereof, of the holders of Class A, Series 2 Preferred Stock shall be as follows:

          (1) The holders of Class A, Series 2 Preferred Stock shall be entitled to receive out of the assets of the Corporation, except as otherwise provided hereinafter, before any assets of the Corporation shall be distributed among or paid over to the holders of the Common Stock of the Corporation, whether such liquidation, dissolution or winding up is voluntary or involuntary, the amount of $5.00 per share. The foregoing liquidation rights shall be deemed to be in parity with the liquidation rights of the Corporation's Class A, Series 1 Nonvoting Preferred Stock.

          (2) If the assets of the Corporation available for distribution with respect to the Class A, Series 2 Preferred Stock are not sufficient to provide to the holders of Class A, Series 2 Preferred Stock the full payment specified in subparagraph (1) above (the "liquidation preference" of each share of Class A, Series 2 Preferred Stock) and to provide to the holders of any other series of Class A Preferred Stock having liquidation rights in parity with the liquidation rights of the Class A, Series 2 Preferred Stock the full amounts payable for shares of such series upon such liquidation, dissolution or winding up as specified for such series by the Board of Directors in connection with the creation of such series (the "liquidation preference" of each share of such series of Class A Preferred Stock), then such assets shall be distributed pro rata, according to their respective liquidation preferences, to the holders of all such series of Class A Preferred Stock. If, after distributing or providing to the holders of all such series of Class A Preferred Stock the full liquidation preference of each share of each such series of Class A Preferred Stock, the Corporation has assets available for distribution with respect to its Common Stock, then such assets shall be distributed pro rata, according to the number of shares held, to the holders of Common Stock and the holders of all such series of Class A Preferred Stock.

          (3) Neither the merger nor the consolidation of this Corporation with or into another corporation, nor the merger or consolidation of any other corporation with or into this Corporation, nor the sale, lease or conveyance of all or part of this Corporation's assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this Paragraph D.

     E    Conversion Rights.
          -----------------

          (1) The holder of record of all, but not less than all, of the then-outstanding shares of Class A, Series 2 Preferred Stock shall have the right, at his option at any time on or after January 1, 1996 (except that conversion rights with respect to shares called for redemption shall terminate at the close of business on the fifth day prior to the specified redemption date), to convert all, but not less than all, of the then-outstanding shares of Class A, Series 2 Preferred Stock into fully paid and non assessable shares of Common Stock of the Corporation, at the conversion rate of ten (10) shares of Class A, Series 2 Preferred Stock for one thousand one hundred eleven (1,111) shares of Common Stock (the "Conversion Rate"), upon payment to the Corporation of an amount equal to $5.00 per share of Class A, Series 2 Preferred Stock to be converted; provided, however, that the Conversion Rate shall be subject to adjustment, as provided in subparagraph (2) below.

          (a) In order to convert shares of Class A, Series 2 Preferred Stock into Common Stock, the holder thereof shall (i) surrender the certificate or certificates representing all then-outstanding shares of Class A, Series 2 Preferred Stock, duly endorsed to the Corporation, at the Corporation's principal office, (ii) deliver to the Corporation, at such office, cash or a bank cashier's check payable to the Corporation in an amount (hereinafter referred to as the "Conversion Price") equal to the product of (x) $5.00 times
(y) the aggregate number of shares of Class A, Series 2 Preferred Stock then outstanding, and (iii) give written notice to the Corporation at said office that he elects to convert all then-outstanding shares of Class A, Series 2 Preferred Stock, setting forth his name and tax identification number.

          (b) The Corporation shall make no payment or adjustment on account of declared and unpaid dividends, if any, on the shares of Class A, Series 2 Preferred Stock surrendered for conversion, but if the holder surrenders Class A, Series 2 Preferred Stock for conversion between the record date for the payment of a dividend and the next dividend payment date (unless a redemption date with respect thereto occurs during such period), such Class A, Series 2 Preferred Stock when surrendered for conversion must be accompanied by payment of an amount equal to the dividend thereon which the holder of record on such record date is to receive.

          (c) As promptly as practicable after the surrender for conversion of all then-outstanding shares of Class A, Series 2 Preferred Stock, the Corporation shall deliver or cause to be delivered at its principal office to the holder of such shares of Class A, Series 2 Preferred Stock, a certificate or certificates representing the shares of Common Stock issuable upon such conversion, issued in the name of such holder, subject to the right of the Corporation, at its option, to pay cash in lieu of the issuance of any fraction of a share of Common Stock as provided in subparagraph (d) hereof. Shares of

Class A, Series 2 Preferred Stock shall be deemed to have been converted as of the close of business on the date on which the Corporation receives the surrender of such shares for conversion and the payment of the Conversion Price as provided above, if the stock books of the Corporation are open on that date, and if they are not, then as of the close of business on the first date on which they are open after the surrender of such shares for conversion and the payment of the Conversion Price. At and after the time when the shares of Class A, Series 2 Preferred Stock shall be deemed to have been converted, the person who surrendered such shares shall no longer have any rights to such Class A, Series 2 Preferred Stock (except to receive dividends if such shares are surrendered between the record date for the payment of a dividend and the next dividend payment date) and such person shall be treated for all purposes as having become the record holder of Common Stock at such time.

          (d) The Corporation may, but shall not be obligated to, issue fractions of shares of Common Stock upon the conversion of shares of Class A, Series 2 Preferred Stock. If any interest in a fractional share of Common Stock would otherwise be deliverable upon conversion of shares of Class A, Series 2 Preferred Stock, the Corporation may, at its option, as determined from time to time by the Board of Directors, make adjustment for such fractional share interest by payment of an amount of cash equal to the same fraction of the market value of a full share of Common Stock of the Corporation. For such purpose, the market value of a share of Common Stock shall be the closing sale price of a share of Common Stock (or, if not available, the last quoted bid price per share of the Common Stock) on the last day preceding the date of the conversion of such shares of Class A, Series 2 Preferred Stock of the Common Stock is then quoted on the NASDAQ, or if the Common Stock is then listed or admitted to trading on a national securities exchange, the last recorded sale price regular way of a share of such stock on such exchange on the last trading day preceding the date of the conversion of such shares of Class A, Series 2 Preferred Stock, or if there were no such sales or bids on such day, or if the Common Stock is neither listed on a national securities exchange nor quoted on NASDAQ, such market value of the Common Stock shall be that value which the Board of Directors determines (in good faith in accordance with generally accepted valuation principles and such other factors as the Board of Directors deems relevant) to be the market value of the Common Stock, which determination shall be conclusive.

          (e) The Corporation shall at all times reserve for issuance such number of shares of Common Stock, either authorized but unissued or treasury shares, as shall be issuable upon the conversion of all outstanding shares of Class A, Series 2 Preferred Stock.

          (2) The Conversion Rate shall be adjusted, rounded to the nearest one-thousandth (.001) of a share, from time to time, only to the following extent:

          (a) Whenever the Corporation shall, at any time, (i) declare or pay a dividend to the holders of it shares of Common Stock in shares of its Common Stock, or in other securities convertible into shares of Common Stock, (ii) split the outstanding shares of its Common Stock into a greater number of outstanding shares of Common Stock, (iii) combine the outstanding shares of its Common Stock into a smaller number of outstanding shares of Common Stock, (iv) pursuant to a reclassification of the outstanding shares of Common Stock issue any shares of capital stock of the Corporation in exchange for the outstanding shares of Common Stock (all shares so issued being included in the term "Common Stock" as used in this Paragraph E), the Conversion Rate in effect immediately prior to the effective date of such action shall be adjusted effective at the opening of business on the next following business day, so that a holder of all then-outstanding shares of Class A, Series 2 Preferred Stock shall thereafter be entitled to receive upon the conversion of such shares the number of shares of Common Stock which he would have held had such shares of Class A, Series 2 Preferred Stock been converted immediately prior to the effective date of such action. For purposes of this subparagraph (a), the effective date for any stock dividend referred to in clause (i) above shall be deemed to be the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend.

          (b) If the Corporation shall, at any time, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the "current market price" per share of the Common Stock (as determined pursuant to subparagraph (d) below on the date of issuance of such rights or warrants), then the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction whose numerator shall be the sum of (x) the number of shares of Common Stock outstanding on such date of issuance plus (y) the number of shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible) and whose denominator shall be the sum of (x) the number of shares of Common stock outstanding on such date of issuance plus (z) the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate offering price of the convertible securities so offered) would purchase at such "current market price." Subject to this subparagraph (b), such adjustment shall be made whenever such rights or warrants are issued and shall be retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any of such rights or warrants are not exercised prior to the expiration thereof, then as of such expiration the Conversion Rate shall be readjusted pursuant to this subparagraph (b) to the Conversion Rate determined on the basis of the number of rights or warrants actually exercised.

          (c) If the corporation shall, at any time, distribute to all holders of its Common Stock evidences of its indebtedness or assets or rights to subscribe for or warrants to purchase (excluding those referred to in the immediately preceding subparagraph) shares of Common Stock, then in each such case the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction whose numerator shall be the "current market price" per share of the Common Stock on the date of distribution and whose denominator shall be the difference of (x) the "current market price" per share of the Common Stock on such date of distribution less (y) the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Subject to this subparagraph
(c), such adjustment shall be made whenever any such distribution is made and shall be retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (d) For purposes of any computation under (b) and (c) of this subparagraph E(2), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing sale prices of a share of Common Stock (or, if not available, the average of the daily last quoted bid prices per share of the Common Stock) for the 30 consecutive business days selected by the Corporation commencing not more than 45 business days before the day in question if the Common Stock is then quoted on the NASDAQ, or if the Common Stock is then listed or admitted to trading on a national securities exchange, the average of the daily last recorded sale prices regular way of a share of such stock on such exchange for the 30 consecutive business days selected by the Corporation commencing not more than 45 business days before the day in question, or if there were not 30 consecutive business days of sales or bids during such 45 business day period, or if the Common Stock is neither listed on a national securities exchange nor quoted on NASDAQ, such market value of the Common Stock shall be that value which the Board of Directors determines (in good faith in accordance with generally accepted valuation principles and such other factors as the Board of Directors deems relevant) to be the market value of the Common Stock, which determination shall be conclusive.

          (e) In addition to the adjustments described in the foregoing subparagraphs, the Corporation may make such adjustments in the Conversion Rate as the Board of Directors, in its discretion, may determine so as to increase the number of shares issuable on conversion in order that any event treated for federal income tax purposes as a dividend shall not be taxable to the recipients.

          (f) Notwithstanding any other provision hereof, no adjustment in the Conversion Rate shall be made unless such adjustment would require an increase or decrease of at least one-thousandth (.001) of a share; provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (g) Whenever there is an adjustment in the Conversion Rate, as provided herein, the Corporation shall promptly cause a notice disclosing such adjustment to be mailed to the holder of record of all then-outstanding shares of Class A, Series 2 Preferred Stock at the close of business on the day preceding the effective date of such adjustment.


     F.  Additional Notice Provisions.
         ----------------------------

          (1)  In case:

          (a) the Corporation shall propose to pay any dividend on its Common Stock in stock or to make any other distribution other than cash dividends, to the holders of its Common Stock; or

          (b) the Corporation shall propose to offer to the holders of its Common Stock rights to subscribe to any additional shares of any class or any other rights or options; or

          (c) the Corporation shall propose to effect any reclassification of its Common Stock or to effect any capital reorganization, or shall propose to consolidate with or merge into another corporation, or to sell, transfer or otherwise dispose of all or substantially all of its property, assets or business; or

          (d) the Corporation shall propose to liquidate, dissolve or wind-up, then in each such case, the Corporation shall mail to the holder of all then-outstanding shares of Class A, Series 2 Preferred Stock, at such holder's address then appearing on the record books of the Corporation (x) at least 10 days' prior written notice of the date on which the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights and (y) in the case of any such reclassification, reorganization, consolidation, merger, sale, disposition, liquidation, dissolution or winding up, at least 10 days' prior written notice of the date or the estimated date when the same shall take place. Such notice in accordance with the foregoing clause (x) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (y) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, disposition, liquidation, dissolution or winding up, as the case may be.

     The notice required by this Paragraph F shall not be applicable to shares or rights issued to any person in connection with his employment nor to shares issued to shareholders of the Corporation in accordance with any dividend reinvestment plan.

     No defect in such notice nor any defect in the mailing thereof shall in and of itself affect the validity of the proceedings applicable thereto.

                                   ARTICLE V

          (a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

          (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

          (c) Any amendment, repeal or modification of any provision of this
Article V shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.